OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT, made this 13th day of APRIL, 1998, by and between JFB JOINT VENTURE LIMITED PARTNERSHIP, a Maryland Limited Partnership, hereinafter called “Landlord” and SCIENTIFIC ENGINEERING SOLUTIONS, INC., a corporation organized and existing under the law of the State of Maryland, having an address at 10010 Junction Drive, Suite 202, Annapolis Junction, MD 20701, hereinafter called “Tenant.”

WITNESSETH

1. DEMISE, TERM, RENTAL.

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord all that certain office space (the “Premises”) known as Suite No. 202 outlined on Exhibit “A” containing a rentable area of 3,812 square feet in the building (“Building”) known as 10010 Junction Drive, Annapolis Junction, MD the Premises to be used and occupied only for general offices and for no other purpose, all in accordance with the Rules and Regulations attached hereto, for the term of Twenty Four (24) months commencing on the 1st day of May 1998, (the “Commencement Date”) and terminating on the 30th day of April 2000, (the “Termination Date”) for the following Base Gross Rent:

Year Lease Term		Rate/S.F. Rent/Yr.	Rent/Month

1	5/1/98 thru 4/30/99	16.00 60,992.00	5,082.67

2	5/1/99 thru 4/30/00	16.50 62,898.00	5,241.50

All Base Gross Rent shall be paid in lawful money of the United States of America, (subject to adjustment as hereafter provided) PAYABLE in monthly installments in advance during the term of this Lease on the first day of each month, without offset or deduction of any kind, the first and last installment of rent to be paid at the time of signing this Lease. All rent shall be payable without prior notice or demand to Landlord c/o First National Bank of MD, P.O. Box 6420,

Baltimore, MD 21264-4201, or at such other place as Landlord may from time to time designate by notice in writing.

2. ADJUSTMENTS TO RENT.

A. The Operating Base Expense of the office area of the Building shall be the actual operating expenses for the year 1998 per square foot of office rentable area therein. If in any calendar year during the term hereof, the Operating Expenses of the office area of the Building should exceed the Operating Base Expense (such excess being hereinafter referred to as the “Operating Expense Differential”), then, as additional rental for that year, Tenant shall pay the Operating Expense Differential to Landlord within thirty (30) days of being notified by Landlord of said amount being due for each rentable square foot of floor space leased hereunder, and any expansion or extensions thereof.

B. At any time during the term of this Lease, but not later than ten (10) days prior to the date a rental payment is due, Landlord may deliver to Tenant a written estimate of any additional rents which may be reasonably anticipated hereunder, whereupon the monthly rental for such full or partial calendar year shall be increased by the amount estimated divided by the number of months remaining in the calendar year.

C. Statements showing the actual Operating Expenses of the Building and Tenant’s proportionate share thereof (hereinafter referred to as “Statement of Actual Adjustment”) shall be delivered by Landlord to Tenant within ninety (90) days after the end of any calendar year in which additional rental was paid or due by Tenant under the provisions hereof. Within fifteen (15) working days after the delivery by Landlord to Tenant of such Statement of Actual Adjustment, Tenant shall pay to Landlord the amount of any rentals shown as being due and unpaid thereon. Should such Statement of Actual Adjustment show the Tenant

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had paid to Landlord an aggregate amount in excess of the additional rental due for the preceding calendar year and Tenant is not then in default hereunder, Landlord shall credit the amount thereof to the monthly rent or rents next becoming due from Tenant.

D. If the term of this Lease begins on a day other than the first day of a calendar year, or should this Lease terminate on a day other than the last day of a calendar year, the amount shown as due by Tenant on the Statement of Actual Adjustment shall reflect a proration based on the proportion that the number of days this Lease was in effect during such calendar year bears to 365.

E. For purposes of this article, the term “operating Expenses” shall mean any and all costs and expenses paid or incurred by Landlord, or its agents, for any calendar year in connection with the operation, servicing, maintenance and repair of the Building, determined in accordance with generally accepted accounting principles, and ground rent, if any, property taxes, insurance and any tax imposed upon gross receipt of rents, but shall exclude: (1) provisions for depreciation; (2) interest on indebtedness; (3) income taxes; (4) dividends; and (5) other expenses which do not relate to the operations of the Building.

F. The obligations of Landlord and Tenant under this Paragraph 2 shall survive the expiration or other termination of this Lease.

3. POSSESSION.

A. Notwithstanding the date specified in Paragraph 1 for the Commencement Date, the term of the Lease shall not commence until the substantial completion of the construction of all Tenant Improvements as specified in Paragraph 4. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on such date, and Landlord’s non-delivery of the Premises shall not affect this Lease or the obligations of

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Tenant under this Lease. The Lease Term shall be extended for a period equal to the delay in delivery of possession of the Premises to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. If delivery of possession of the Premises to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the Commencement Date and Termination Date of this Lease.

B. If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall not advance the Termination Date of the Lease. All of the terms, covenants and provisions of the Lease shall apply from the date of occupancy and possession and the rent shall be paid at the rate herein set forth on a pro rata basis for the early occupancy period.

4. CONSTRUCTION OF PREMISES.

There is attached hereto Exhibit “B” setting forth what construction is necessary to prepare the Premises for Tenant’s occupancy and further setting forth the responsibility of Landlord and Tenant respectively, for undertaking such construction and the responsibility of each for the cost of same. Any additions to the attached exhibits which result in additional costs shall be handled as change orders and paid for by Tenant upon execution of change orders.

5. ACCEPTANCE OF PREMISES.

By entry and commencement of use and occupancy of the Premises, Tenant acknowledges that Tenant has examined the Premises and thereby shall be deemed to accept the same as being in the condition called for by this Lease.

6. MECHANIC’S LIENS.

Tenant shall, within ten (10) days after notice from Landlord, discharge any mechanic’s lien for material or labor claimed to have been furnished to the Premises on Tenant’s behalf

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(except for work contracted for by Landlord) and shall indemnify and hold harmless the Landlord from any loss incurred in connection therewith.

7. BUILDING SERVICES.

Landlord shall furnish heat and pair-conditioning during the hours from 8:00 a.m. to 6:00 p.m., Monday to Friday and 8:00 a.m. to 1:00 p.m. on Saturday, inclusive, except holidays, as required in Landlord’s sole and reasonable judgment for the comfortable occupancy of the Premises by Tenant, and will cause the Premises to be cleaned and cared for, and will also furnish electricity for lighting the Premises and small (desk top) business machines. Business machines shall be deemed to include such equipment as typewriters, adding machines, proof machines, bookkeeping machines, word processors and personal computers now in general use. Tenant will pay, however, for all electric current furnished, if any, for specialized tabulation and electronic computing equipment and other similar equipment and machinery using more electricity than the business machines enumerated above. In such case, a separate meter therefore shall be installed at Tenant’s cost and said electric current shall be paid for by Tenant at the prevailing rate charged to Landlord by the utility company. If Tenant, requests heat and air-conditioning after the regular hours set forth above, the Tenant agrees to pay Landlord for such additional heat and air-conditioning based on the actual cost to Landlord. Landlord agrees to replace standard building fixture light bulbs in the lighting fixtures whenever necessary. Landlord shall not be liable for any failure to supply said services unless failure is due to gross negligence on Landlord’s part.

8. ASSIGNMENT AND SUBLETTING.

A. Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease nor sublet all or any part of the Premises or permit employees without

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Landlord’s prior written consent, which consent may not be unreasonably withheld by the Landlord. If the Tenant hereunder is a corporation, any transfer sale, pledge, or other disposition of more than 50% of the ownership interests shall be deemed such an assignment.

B. Tenant’s request for consent shall be in writing and contain the name, address, and description of the proposed assignee or subtenant, and its most recent financial statement and other evidence of financial responsibility, the intended use of the Premises, the terms and conditions of the proposed assignment or subletting and, in the case of any subletting,, the amount of the proposed sub-rents. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. Any subtenants, assignees or transferees consented to by Landlord shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantors of Tenant’s obligations hereunder) of any liability therefore, and Tenant shall remain liable for all obligations to Landlord arising under this Lease during the term hereof plus any extension.

C. Any rental received by Tenant in excess of the rent reserved under this Lease or any payment made to Tenant in consideration of such assignment or subletting shall be paid over to Landlord as additional rent.

9. ALTERATIONS, IMPROVEMENTS AND TRADE FIXTURE.

A. Upon completion of the Tenant Improvements in accordance with Paragraph 4 hereof, Landlord shall assign to Tenant all warranties relating to such Tenant Improvements and shall have no further obligation to make any alterations or improvements to the Premises except as provided in Paragraph 10A hereof.

B. Tenant further covenants that it will at no time or times make any alterations, improvements or changes of any kind to the Premises without first submitting the

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plans thereof and securing the prior written consent of the Landlord, which consent shall not be unreasonably withheld. Tenant may either:

1. Contract with Landlord or Landlord’s agent to make alterations and improvements at Tenant’s expense, or

2. May contract with any licensed contractor to make alterations and improvements after first providing the following items to Landlord:

a) approval of the Fire Marshal of the authority having jurisdiction (City or State), and

b) copy of a building permit issued by the local authority having jurisdiction (City or County) or evidence from the authority that no permit is required, and

c) copy of license of contractor performing the work, and

d) copy of insurance certificate from contractor naming the Landlord as an additional insured and showing evidence of coverage as follows:

TYPE		LIMITS

General Liability	Each occurrence	$1,000,000
	general aggregate	$2,000,000

Automobile Liability	Each accident	$1,000,000
Worker’s Compensation		Statutory

e) release of mechanic’s liens for all work to be performed, and

C. Tenant further covenants that if it makes alterations and improvements to the Premises that:

1. During the construction period, Landlord or Landlord’s agent will have access to the premises to verify that all work is in accordance with approved plans. Tenant shall reimburse Landlord for all reasonable costs incurred for inspection services, if conducted by a third party service.

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2. Within 30 days of completion of construction, Tenant will furnish Landlord copies of Fire Marshal’s Final Inspection Report and Certificate of Occupancy or use, issued by the local authority having jurisdiction.

3. At the end of the lease period, at Landlord’s sole option, the Tenant will remove all alterations and improvements and restore premises to its prior condition at Tenant’s sole cost (ordinary wear and tear excluded).

All improvements, alterations, replacements and building service equipment made or installed by or on behalf of Tenant and permanently affixed to the Improvements shall immediately upon completion or installment thereof be and become the property of Landlord without payment therefor by Landlord, but subject to the provisions of this Lease; provided that all machinery, equipment (other than building service equipment), trade fixtures, movable partitions, furniture and furnishings installed by Tenant or maintained on the Premises, even if permanently affixed thereto, shall remain the property of Tenant, and Tenant shall, if not in default, be entitled to remove the same or any part thereof at any time during the Lease term, but Tenant shall, at its expense, repair any and all damage to the Premises resulting from or caused by such removal. The interest of Tenant in any property which is not so removed shall at the end of the time provided for removal thereof vest in Landlord.

10. REPAIRS.

A. Landlord. Other than the initial construction of the Premises pursuant to Paragraph 4, Landlord shall not be required to make any repairs or improvements to the Premises except structural repairs necessary for safety and inhabitability.

B. Tenant. At the expiration or other termination of this Lease or upon abandoning the premises, Tenant shall leave the same, and during the term thereof shall keep the

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same, including carpeting and partitioning, in good order and condition, ordinary wear and tear and damage by the elements excepted, and, for that purpose, Tenant shall make all necessary repairs and replacements. Tenant shall also remove all dirt, rubbish, waste and refuse from the Premises and all its property there from at the and of the term of this Lease, to the end that Landlord may again have and repossess the same not later than midnight on the date upon which this lease or any renewal or extension thereof ends. Tenant shall not do or commit or suffer to be done or committed upon the Premises any act or thing contrary to then laws, rules or regulations prescribed from time to time, by any of the constituted Federal, State, County or Municipal authorities.

11. ACCESS TO PREMISES.

The Landlord shall have the right at all reasonable times, including times other than regular business hours for emergency repairs, to enter the Premises for the purpose of examining or inspecting the same, providing services or maintenance, or making such repairs or alterations therein as the Landlord shall deem necessary. During the last one hundred eighty (180) days of the term, the Landlord may exhibit the Premises to prospective new tenants.

12. SURRENDER OF PREMISES AND HOLDOVER.

If Tenant continues in possession of the Premises after the expiration or termination of the term hereof, or any renewals or extensions thereof, without Landlord’s consent, Tenant shall pay a rental equal to One Hundred Fifty Percent (150%) of the monthly rental and additional rent then payable hereunder, but nothing in this section shall be construed as consent by Landlord to such possession of the Premises by Tenant after the term hereof. Tenant shall, at least sixty (60) days before the expiration of the term hereof, any renewals or extensions thereof, give the Landlord written notice of its intentions to surrender the Premises. In the event such notice is not

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given and Tenant holds possession of the Premises after the expiration of the term hereof, or any renewals or extensions thereof, with Landlord’s consent, Tenant shall become a tenant from month to month at a rental equal to one and one-half times (1.5 x) the monthly rental and other charges than payable hereunder.

13. NEGATIVE COVENANTS OF TENANT.

Tenant covenants that it will not:

(a) Damage the Premises or any other part of the Building, or use any part of the Building not designated for use by Tenant;

(b) Conduct itself or permit its agents, employees, invitees and guests to conduct themselves in a manner which, in Landlord’s reasonable judgment, interferes with the rights granted by Landlord to other tenants of the Building or is improper or unsafe;

(c) Vacate or desert the Premises prior to termination of the Lease or permit the same to become empty or unoccupied;

(d) Occupy the Premises in any manner or for any other purpose than as set forth in Paragraph 1 hereof;

(e) Do anything which would result in the cancellation or suspension or, increase in the premium of, any fire or other insurance policy carried by Landlord;

(f) Remove any of Tenant’s property from the Premises except such as can be carried by Tenant and as would be reasonable and customary for persons occupying similar space to remove; or

(g) Do or permit to be done anything that might constitute a public or private nuisance or cause waste.

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14. DEFAULT AND REMEDIES.

A. The following events shall be deemed to be events of default by Tenant under this Lease Agreement:

(i) Tenant shall fail to pay any installment of Gross Base Rent, additional rent or any other charge or assessment against Tenant pursuant to the terms hereof within five (5) business days of when due;

(ii) Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of the Gross Base Rent or additional rent or any other charge or assessment payable by Tenant, and shall not cure such failure within fifteen (15) days after notice thereof to the Tenant;

(iii) Tenant or any guarantor of the Lease shall become insolvent, or shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors;

(iv) Tenant or any guarantor of this Lease shall file a petition under any Section or Chapter of the United States Bankruptcy Code, as amended, or under any similar law or statue of the United States or any State thereof, or there shall be filed against Tenant or any guarantor of this Lease a petition in bankruptcy or insolvency or a similar proceeding, or Tenant or any guarantor shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any such guarantor;

(v) a receiver or trustee shall be appointed for Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease;

(vi) Tenant shall abandon or vacate all or any portion of the Premises or fail to take possession thereof as provided in this Lease; or

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(vii) Tenant shall do or permit to be dons anything which creates a lien upon the Premises.

B. Upon the occurrence of any of the aforesaid events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever;

(i) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim of damages therefore; Tenant hereby agreeing to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise;

(ii) enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said demised premises or any part thereof, without being liable for prosecution or any claim of damages therefore and, if Landlord so elects, relet the Premises on such terms as Landlord may deem advisable, without advertisement, and by private negotiations, and receive the rent therefore, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord re-letting, and Tenant shall be liable for Landlord’s expenses in restoring the Premises and all costs incident to such re-letting;

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(iii) enter upon the demised Premises without being liable for prosecution or any claim of damages therefore, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorney’s fees which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise; or

(iv) declare immediately due and payable all rent and other charges and assessments against Tenant due and to become due under this Lease.

C. Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy here provided constitute an election of remedies thereby excluding the later election of any alternate remedy, or a forfeiture or waiver of any areas Base Rent, additional rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any re-letting of the Premises by Landlord as above provided, allowance shall be made for expense of repossession and the Gross Base Rent and additional rent herein provided, for the period from the time of an event of default until the end of the term hereof, shall be deemed to be equal to the highest Base Rent and additional rent

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required to be paid hereunder by Tenant during any preceding Lease year multiplied by the number of calendar years or portions thereof remaining in the term hereof. Tenant agrees to waive its right to jury trial and to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including without limitation, the reasonable fees of Landlord’s attorneys when such attorneys are employed by Landlord to effect collection of any sums due hereunder or to enforce any right or remedy of Landlord.

15. LANDLORD’S OBLIGATIONS.

Landlord’s obligations hereunder shall be binding upon Landlord only for the period of time that Landlord owns the Building; and, upon termination of that ownership, Tenant, except as to any obligations which have then matured, shall look solely to Landlord’s successor in interest in the Building for the satisfaction of each and every obligation hereunder.

16. LANDLORD’S LIABILITY.

Landlord shall have no personal liability under and of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of the Landlord in the Building of which the Premises form a part for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any covenant of this Lease by Landlord.

17. LATE PAYMENT.

In the event that any payment required by Tenant under the provisions hereof shall not be paid when due, Tenant shall, upon demand, pay a late charge to Landlord in an amount computed at 18% per annum of each dollar so overdue and such late charge shall be deemed “rent” for all purposes under this lease.

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18. TENANT’S INDEMNIFICATION AND LIABILITY INSURANCE.

A. Tenant hereby agrees to indemnify and hold Landlord harmless from any loss or damages whatsoever (including reasonable attorney’s fees) arising out of the use and occupancy of the Premises by Tenant and to further secure this indemnification, on or before the first day of the month of each lease year, by delivering to Landlord a certificate of a policy or renewal policy of Public Liability Insurance insuring Landlord and Tenant and their partners, officers, employees, agents and representatives against loss or damage arising from injury to persons or property occurring within the Premises, which policy, or renewal policy shall:

(i) provide that it is noncancellable without thirty (30) days proper written notice to Landlord,

(ii) have the following limits: not less than One Million Dollars ($1,000,000.00) in respect of bodily injury or death to one person, and to the limit of not less than Three Million Dollars ($3,000,000.00) in respect to one accident,

(iii) name Landlord as an additional insured; and

(iv) be accompanied by proof of payment of the premium therefore.

B. Notwithstanding the provisions of this Lease, in any event of loss or damage to the Building, the Premises and/or any contents, each party shall look first to any insurance in its favor before making any claim against the other party; and to the extent possible without additional cost, each party shall obtain for each policy of such insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of the insurance, and each party, to such extent permitted, for itself and its insurers waives all such insured claims against the other party.

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19. FIRE OR OTHER CASUALTY.

In the event the Premises are totally destroyed by fire or other casualty or are damaged to such an extant that Landlord desires to raze or remodel the Building then the term hereby created shall end on the date of such fire or casualty, and Tenant shall pay the rent apportioned to the time of such fire or casualty and shall surrender possession of the Premises. If, however, the Premises, in the judgment of Landlord, can be repaired within sixty (60) working days so as to be in as good condition as they are at the beginning of the term, the Lease and the term herein created shall not be affected except that rent shall be apportioned or suspended while such repairs are being made. If, however, the Premises are slightly damaged by fire, accident or other casualty and are not thereby rendered unfit for occupancy, then the same shall be repaired by Landlord with reasonable promptness, and no abatement or apportionment of the rant shall be made.

20. CONDEMNATION.

A. If title to any part of the Premises is taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, or if title to so much of the Building of which the Premises are a part is taken that a reasonable amount of reconstruction thereof will not in Landlord’s sole discretion result in the Premises or the Building being reasonably suitable for use for the purpose for which they are designed, than, in either event, this Lease shall terminate, at the option of Landlord on the data that the condemning authority actually takes possession to the part so condemned or purchased.

B. It this Lease is terminated under the provisions of this Paragraph, rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired term of this Lease.

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C. If there is a partial taking of the Premises or the Building and this Lease is not thereupon terminated under the provisions of this Section, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair and restore the remaining portion of the Premises, should they be affected, to the extent necessary to render the same tenantable, and shall repair or reconstruct the remaining portion of the Building to the extent necessary to make the same a complete architectural unit; provided that such work shall not exceed the scope of the work required to be done by Landlord in originally constructing such Building or the Premises and the Landlord shall not be required to expend more than the net proceeds of the condemnation award which are paid to Landlord in complying with its obligations hereunder.

D. All compensation awarded or paid upon a total or partial taking of the Premises or the Building shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, moving expenses, and damage to, and cost of removal of, trade fixtures, furniture, and other personal property belonging to Tenant; provided, however, that no such claim shall diminish or adversely affect Landlord’s award.

E. After any partial taking of the Premises which does not result in a termination of this Lease, the Base Gross Rent for the remainder of the term hereof shall be reduced by the same percentage as the floor area of the space taken bears to the total floor area in the Premises.

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21. GOVERNMENTAL REGULATIONS.

Tenant agrees, at Tenant’s sole cost and expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Tenant’s occupancy of the Premises.

22. GOVERNING LAWS.

This Lease shall be construed, governed and enforced in accordance with the laws of the State of Maryland.

23. HAZARDOUS MARTIALS

A. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, except for such Hazardous Material as is necessary or useful to Tenant’s business.

B. Any Hazardous Material permitted on the Premises as provided in Paragraph 23.A. above, and all containers therefore, shall be used, kept, stored and disposed of in a manner that complies with all Federal, State and local laws or regulations applicable to any such Hazardous Material.

C. Tenant shall not discharge, leak or emit, or permit to be discharged, leaked or emitted, any material into the atmosphere, ground, sewer system or any body of water, if such material (as reasonably determined by the Landlord, or any governmental authority) does or may, pollute or contaminate the same, or may adversely affect (a) the health, welfare or safety of persons, whether located on the Premises or elsewhere, or (b) the condition, use or enjoyment of the Building or any other real or personal property.

D. At the commencement of each Lease Year, Tenant shall disclose to Landlord the names and approximate amounts of all Hazardous Material which Tenant intends to store, use or dispose of on the Premises in the coming Lease Year. In addition, at the

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commencement of each Lease Year, beginning with the second Lease Year, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials which were actually used, stored or disposed of on the Premises if such materials ware not previously identified to Landlord at the commencement of the previous Lease Year.

E. As used herein, the term “Hazardous Material” means (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any “oil, petroleum products, and their by-products”; and (d) any substance which is or becomes regulated by any Federal, State or local governmental authority.

F. Tenant hereby agrees that it shall be fully liable for all costs and expenses related to the use, storage and disposal of Hazardous Material kept on the Premises by the Tenant, and the Tenant shall give immediate notice to the Landlord of any violation or potential violation of the provisions of Paragraph 23.B. above. Should a violation be caused by any action of Tenant, then Tenant shall defend, indemnify and hold harmless Landlord and its Agents, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, attorney and consultant fees, court coats and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (a) the presence, disposal, release, or threatened release of any such Hazardous Material which is on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous

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Material; (c) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Material; and/or (d) any violation of any laws applicable thereto. The provisions of this Paragraph 23.F. shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or equity and shall survive the transactions contemplated herein and shall survive the termination of this Lease.

24. SUBORDINATION.

This Lease is subject to and subordinate to any and all mortgages now or hereafter placed upon the Building, but as long as Tenant is not in default and performs its obligations hereunder, Tenant shall not be disturbed in its possession of the Premises and this Lease shall remain in full force and effect. This subordination shall be self-executing, but Tenant agrees, upon demand of Landlord, to execute, acknowledge and deliver such instruments as shall be requested by any mortgagee or proposed mortgagee to confirm each subordination, and Tenant agrees to execute an attornment agreement in favor of any mortgagee, provided Landlord shall deliver to Tenant, upon Tenant’s demand and in exchange for the foregoing instruments, a Non-Disturbance Agreement executed by any present or future mortgagee of the premises.

25. ESTOPPEL CERTIFICATE.

Tenant does hereby agree that, within ten (10) days following request of Tenant by Landlord or by Landlord’s mortgagee, Tenant shall deliver to such requesting party, in form satisfactory to such requesting party, (however, substantially in the form attached hereto as Exhibit “C”) a written statement to the effect that there are no defaults of Landlord or defenses or offsets against Landlord under this Lease, that the Lease (plus any modifications and amendments shall be identified) is unmodified and in full force and affect, that the rent has

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commenced to accrue, that the rent and all other charges have been paid as of the dates to which such charges have been paid and that Tenant has accepted and is occupying the Premises.

26. SEVERABILITY.

In the event that any portion of this Lease shall be held to be unenforceable or void, such determination shall not, in any event, affect the provisions and enforceability of the remainder of this Lease.

27. FIRST AND LAST MONTH’S RENT.

The first and last month’s rent in the amount of Ten Thousand Three Hundred Twenty-Four and 17/100, Dollars ($10,324.17) shall accompany this Lease, when returned for approval by the Landlord. If this Lease is not approved by the Landlord within thirty (30) days of its submission to the Landlord, the above sum will be refunded in full.

28. NOTICES.

All notices required to be given by either party hereto to the other shall be in writing. All such notices shall be deemed to have been properly given if sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord at 92 Read’s Way, Suite 100, New Castle, Delaware 19720, and addressed to Tenant at Premises or to such other address as either party may hereafter designate in writing by notice given in the aforesaid manner.

29. BINDING EFFECT.

All rights and liabilities herein given to, or imposed upon the respective parties hereto, shall extend to and bind the server and respective heirs, executors, administrators, successors and assignees of said parties.

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30. CAPTIONS.

The captions identifying the various sections of the Lease are for convenience or reference only and are not to be used in construing this Lease.

31. RELOCATION.

Landlord hereby reserves the right to relocate the Tenant to another area of the Building or Buildings within the same complex. Landlord shall provide sufficient notice of its intention to relocate Tenant and will construct at its sole cost and expense the new premises to the same general specifications as the original premises. Landlord shall also be responsible for all moving costs.

32. AUTHORITY.

Tenant represents and warrants to Landlord that Tenant is a Maryland Corporation, duly organized and validly existing; that this Lease has been approved by all necessary parties, is validly executed by an authorized officer of Tenant and is binding upon and enforceable against Tenant in accordance with its terms; and that the name and address of Tenant’s resident agent in the State of Maryland is Mr. Reggie Daniel. Tenant shall notify Landlord promptly of any change in the name or address of such resident agent.

33. ENTIRE AGREEMENT.

It is expressly understood and agreed by and between the parties hereto that this Lease, and any Riders that may be attached hereto, sat forth all the promises, agreements, conditions and understandings between Landlord or his agents and Tenant relative to the Premises, and that there are not promises, agreements, conditions or understandings either oral or written, between them other than are herein set forth. It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

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34. RIDERS :

Attached hereto and incorporated into this Office Lease Agreement are Riders numbered 1 through 2.

IN WITNESS WHEREOF the parties hereto have caused 3 copies of this Lease to be executed the day and year first above written.

ATTEST/WITNESS	JFB JOINT VENTURE LIMITED PARTNERSHIP

[Illegible]	By:	[Illegible]
General Partner

Landlord

SCIENTIFIC & ENGINEERING SOLUTIONS, INC.
[Illegible]	By:	[Illegible]

Tenant

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RIDER #1 TO OFFICE LEASE AGREEMENT

RULES AND REGULATIONS

1. No sign, picture advertisement or notice shall be displayed by Tenant on any part of the Premises or the Building except on the directories and doors of offices and then only in such size, color and style as Landlord shall approve. Any such sign, approved by Landlord, shall be painted or installed for Tenant by Landlord at Tenant’s expense. No awnings, curtains, blinds, shades or screens shall be attached to or hung in or used in connection with any window or door of the Premises without the prior consent of the Landlord and including approval by the Landlord of the quality, type, design, color and manner attached.

2. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation. Any additional electrical wiring shall be done by Landlord’s electrician or supervised by such electrician, and Tenant shall bear the expense of such additional materials and installation.

3. The Tenant shall not do or permit to be done in or about the Premises or the Building anything which shall increase the rate of insurance on the Building or its property or obstruct or interfere with the rights of other tenants of Landlord or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises or singing, etc., nor use the Premises for sleeping, lodging or cooking by any person at any time except with permission of Landlord. Tenant will be permitted to use for its own employees within the Premises a conventional coffeemaker. No vending machines of any kind will be installed, permitted or used on any part of the Premises. No part of said Building or Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold or used in said Building or the Premises without prior written consent of the Landlord. No area outside of the Premises shall be used for storage purposes at any time.

4. No bicycle, vehicles, birds or animals of any kind shall be brought into said Building or kept in or about the Promises.

5. The sidewalks, entrances, passages, corridors, halls, elevators and stairways in the Building shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish or other obstructing substances shall be thrown therein. Any damages resulting to them, or to heating apparatus, from misuse, by Tenant or its employees shall be borne by Tenant.

6. Only one key for each office in the Premises will be furnished Tenant without charge. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks or mechanisms thereof without written consent of Landlord. At the termination of the Lease, Tenant shall return to Landlord all keys furnished to Tenant by Landlord or otherwise procured by Tenant and in the event of loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

7. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment which Tenant may use in the Premises. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Premises or allowed in any elevator, hall or corridor at any time except by permission of and at times allowed by Landlord. Tenant shall make prior arrangements with Landlord for use of elevator for the purpose of transporting such articles and such articles may be taken in or out of said Building only between or during such hours as may be arranged with and

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designated by Landlord. The persons employed to move the same must be approved by Landlord. In no event shall any weight be placed upon such floor by Tenant so as to exceed 50 pounds per square foot of floor space without prior written approval of Landlord.

8. Tenant shall not cause or permit any unusual or objectionable gases, liquids or odors to be produced upon or permeate from the premises and no flammable, combustible or explosive fluid, chemical or substances except gas and electricity for lighting the Premises shall be brought into the Building.

9. The Building shall be open to Tenant and its employees 365 days a year, 24 hours a day. The building shall be open to business visitors between the hours of 8:00 a.m. and 6:00 p.m., Monday to Friday and 8:00 a.m. and 1:00 p.m. an Saturday. At all times other than the visitor hours listed above, every person, including Tenant, its employees and visitors entering and leaving the Building may be questioned by a watchman as to that person’s business therein and may be required to sign such person’s name on a form provided by Landlord for excluding any person from the Building during such other times or for admission of any person to the Building at any time or for damages or loss or theft resulting therefrom to any person including Tenant.

10. Unless explicitly permitted by the Lease, Tenant shall not employ any person other than Landlord’s employees for the purpose of cleaning and taking care of the Premises. Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to any property, however occurring, unless due to Landlord’s gross negligence. Only persons authorized by the Landlord may furnish ice, drinking water, towels and other similar services within the Building and only at hours and under regulations fixed by Landlord.

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11. Tenant shall observe strict care not to leave the windows open when it rains or snows and for any fault or carelessness in any of these respects, shall make good any injury sustained by Landlord or any other Tenant. No painting shall be done, nor shall any alterations by made, to any part of the Premises by putting up or changing any partitions, doors or windows, nor shall there by any nailing, boring or screwing into the woodwork or plastering, nor shall any connection be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Premises, nor carry upon the Premises any noisome, noxious, noisy or offensive business.

12. If Tenant requires wiring for a bell or buzzer system, such wiring shall be done by the electrician of the Landlord only and no outside electrician shall be allowed to do work of this kind unless by the written permission of the Landlord or its representatives. If telegraph or telephone service is desired, the wiring for same shall be done as directed by the electrician of the Landlord or by some other employee of Landlord who may be instructed by Landlord to supervise same and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated. The electric current shall not be used for power or heating unless written permission to do so shall first have been obtained from Landlord or its representatives in writing and at an agreed cost to Tenant.

13. Tenants and occupants shall observe and obey all parking and traffic regulations as imposed by Landlord on the lot on which the Building is located. Landlord in all cases retains the power to designate “no parking” zones, traffic right-of-ways, and general parking area procedures. Failure of Tenant to comply with such regulations constitutes a violation of the Lease.

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14. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited and Tenant shall cooperate to prevent the same.

15. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

16. Landlord may waive any one or more of these Rules and regulations for the benefit of any particular tenant, but not such waiver by Landlord shall be construed as a waiver of such Rules and regulations in favor of any other tenant, nor prevent Landlord from hereafter enforcing any such Rules and Regulations against any or all of the Tenants in the Building.

17. These Rules and Regulations are in addition to and shall at be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

18. Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness, building and for the preservation of good order therein.

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RIDER #2 TO OFFICE LEASE AGREEMENT

OPTION TO RENEW

THIS RIDER is attached to and forms a part of a certain Lease dated                     , 1998, between JFB JOINT VENTURE LIMITED PARTNERSHIP, a Maryland Limited Partnership (hereinafter called “Landlord”) and SCIENTIFIC & ENGINEERING SOLUTIONS, INC. (hereinafter called “Tenant”).

Tenant shall have the Option to Renew this Lease for an additional 3 year term, subject to any pre-existing rights of other parties, upon giving notice of intention to renew to Landlord not less than One Hundred Eighty (180) days prior to the expiration of the original term hereof. All the terms and conditions of this Lease shall remain in full force and effect during the renewal term except that there shall be no further right of renewal, and the Base Gross Rent during the renewal shall be based on the current rental market value of the premises as of the commencement data of the option period, but not less than ninety seven percent (97%) the rate paid in the last year of the initial term or any extensions thereof.

Each option granted to Tenant in this Lease is personal to Tenant, affiliate or related company and may not be exercised or be assigned, voluntarily, by or to any person or entity other than Tenant, affiliate or related company without prior written consent of Landlord, which shall not be unreasonably withheld. Option to Renew does not extend to any subtenant.

AS WITNESS the hands and seals of the parties hereto the day and year first above written.

ATTEST/WITNESS
JFB JOINT VENTURE UNITED PARTNERSHIP

[Illegible]	By:	[Illegible]
General Partner
Landlord

SCIENTIFIC & ENGINEERING SOLUTIONS, INC.

[Illegible]	By:	[Illegible]
Tenant

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EXHIBIT “B”

TENANT IMPROVEMENTS

Landlord and tenant hereby agree that tenant shall occupy the demised premises in an “as is” condition, and that Landlord shall not he responsible to provide any physical improvements to the space whatsoever as a condition of this current agreement.

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EXHIBIT “C”

Tenant Estoppel Certificate

Lessor:

Lessee:

Identification of Leased Premises:

Approximately                                          square feet within a warehouse and office building on land known as                                                                                                                                                                                                                                                                                                                                                                                   , as more fully set forth in the lease.

Date of original Lease:

Date(s) of any Amendments:

The undersigned, the Tenant named above of the premises identified above (the Premises) to induce                                                              , (the “Lender”) to make a loan to Landlord hereby certifies to Lander the following:

1. The undersigned has accepted and is in, possession of and occupies the Premises under the Lease, which is in full force and effect. The initial term of the Lease commenced on                                          199        .

2. There have been no modifications or changes in the Lease, except by those Amendments listed above.

3. The undersigned is paying the full Lease rental, which on the rental payment due in                                                              , 19        , is                      basic minimum rent per month, and is also paying its proportionate share (                    %) of real estate taxes, insurance premises over Base Year, and of expenses of snow removal, parking lot maintenance and grass cutting.

4. No rent or other sum payable under the Lease has been paid for more than thirty days in advance of its duo data.

5. To the knowledge of Tenant, the Landlord is not in default under the Lease and the undersigned hail no defense, set-off or counterclaim against the Landlord under the Lease or otherwise.

6. The undersigned has not assigned, mortgaged or encumbered the Tenant’s interest under the Lease.

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7. Tenant acknowledges receipt of notices that all of the Landlord’s interest in the Lease has been assigned to Lender as further security for one or more loans to Landlord.

8. These statements, agreements, representatives and acknowledgement shall bind the undersigned, its successors and assigns and the undersigned shall deliver a copy hereof to any assignee of its interest in the Lease.

IN WITNESS WHEREOF, the undersigned has caused this Estoppel Certificate to be duly executed this                      day of                      19        .

ATTEST

By:
Tenant

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AMENDMENT #1 TO OFFICE LEASE AGREEMENT

THIS AMENDMENT # 1 TO OFFICE LEASE AGREEMENT is made this 30 day of May, 2000, by and between JFB JOINT VENTURE, a Maryland general partnership, hereinafter called “Landlord,” and SCIENTIFIC ENGINEERING SOLUTIONS, INC., a Maryland corporation, hereinafter called “Tenant.”

WHEREAS Landlord and Tenant are parties to an Office Lease Agreement dated April 13, 1998 (the “Lease”); and

WHEREAS Tenant has requested Landlord to make certain modifications to the terms of the Lease; and

WHEREAS Landlord is willing to make the modifications to the Lease Tenant has requested, upon certain terms and conditions, all as more fully described herein below.

WITNESSETH, in consideration of the premises and the mutual covenants herein contained, the Lease is hereby amended as follows:

1. Landlord and Tenant have agreed to relocate the space that Tenant leases in the Building. Accordingly, effective June 3, 2000, (i) Tenant shall vacate and shall deliver to Landlord, in the condition the leased premises are to be delivered at the conclusion of the term, that portion of the Building known as Suite No. 202, containing a rentable area of 3, 812 square feet, originally described in the Lease as the “Premises”, (ii) Landlord shall deliver to Tenant that portion of the Building formerly known as Suite No. 220, with the new premises to be designated as Suite 202, and described on Exhibit “A” attached hereto and hereby made a part hereof, and (iii) the “Premises,” as that term is used in the Lease, shall for all purposes of the Lease, mean that portion of the Building described on Exhibit “A” attached hereto. Landlord and Tenant agree that the “Premises”, as that term shall be defined effective July 1, 2000, shall contain a rentable area of 10, 591 square feet. Tenant shall be responsible for moving from the former leased

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premises to the new leased premises. In the event Landlord is unable to deliver the new leased premises to the Tenant on July 1, 2000, Landlord shall incur no liability, but Landlord shall deliver the new leased premises to Tenant as promptly thereafter as reasonably possible, but no later than July 15, 2000. Tenant shall not be required to pay rent until landlord has delivered the promise.

2. The term of the Lease shall be for a period of three (3) years from July 1, 2000. Accordingly, the term of the Lease shall expire and the “Termination Date” shall be June 30, 2003.

3. Landlord shall deliver the Premises and Tenant shall accept the Premises in their “AS IS” condition The Landlord is to provide an allowance of $1.50/R.S.F. or $15, 887 to refurbish or to make any tenant improvements, or repairs to the Premises; the aforementioned work to be performed by Tenant’s contractor previously approved by Landlord.

4. Until June 30, 2000, Tenant shall continue to pay Base Gross Rent in accordance with the terms of the Lease, as in effect prior to this Amendment #1. Beginning July 1, 2000, the Base Gross Rent payable with respect to the Lease and the Premises shall be changed and, beginning on such date, Tenant will pay to Landlord at % Emory Hill Real Estate Services, Inc., Suite 100, 92 Read’s Way, New Castle, Delaware 19720, or at such other place as Landlord shall from time to time direct, the Base Gross Rent in the amounts set forth below. The Base Gross Rent shall be payable in equal monthly installments, in advance and without demand, on the first day of each and every month during the term of the Lease, commencing on July 1, 2000.

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Base Gross Rent shall be as follows:

Term	Annual Base Gross Rent	Monthly Base Gross Rent
July 1, 2000 to June 30, 2001	$190,638.00	$15,886.50
July 1, 2001 to June 30, 2002	$196,357.14	$16,363.09
July 1, 2002 to June 30, 2003	$202,247.85	$16,853.98

5. The Operating Base Expense of the office area of the Building shall change and shall be the actual operating expenses for year 2000 per square foot of office rentable area. Effective July 1, 2000, Tenant’s payment of Operating Expense Differential shall be calculated based on the fact that Tenant leases 10, 591 rentable square feet, rather than 3,812 square feet. To further clarify the term “Operating Expenses”, the following items are currently, and shall continue to be, the major components which serve to make up “Operating Expenses”: utilities, repairs/maintenance, janitorial, security, grounds maintenance, management fees, real estate taxes, and insurance.

6. Landlord is currently in possession of a security deposit under the Lease in the amount of Ten Thousand Three Hundred Twenty-four and 17/100 Dollars ($10, 324,17). Upon execution of this Amendment #1, Tenant shall deliver to Landlord an additional Five Thousand Five Hundred Sixty-two Dollars and Thirty-three Cents ($5, 562.33) so that the security deposit shall equal Fifteen Thousand Eight Hundred Eighty-six Dollars and Fifty Cents ($15, 886.50). Said amount shall continue to be held by Landlord as a security deposit, which sum shall be held without payment of interest as security for the performance by Tenant of its obligations under the Lease. Landlord is authorized to deposit those funds in a non-interest bearing account commingled with landlord’s general funds or otherwise, and Landlord shall not be responsible for the solvency of

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the depository so long as it is insured by the Federal Deposit Insurance Corporation or similar insurer. If Tenant shall perform all such obligations, said security deposit shall be refunded to Tenant, without interest, within thirty (30) days after termination of the Lease. If Tenant shall default in any obligation, Landlord shall be entitled to apply any or all of said security deposit toward Landlord’s damages as determined by Landlord, and Tenant shall, within five (5) days after notice thereof, deposit with Landlord an amount sufficient to restore said security deposit to the amount set forth above, which amount shall constitute “rent” under this Lease.

7. Landlord, at Tenants request, has agreed to add the following language to Section 8 of the original lease: “Notwithstanding any other provision of this Section 8, upon written notice to Landlord and without Landlord’s consent, Tenant shall have the right to sublease the Premises in whole or in part or to assign this Lease to : (i) any corporation or entity which owns or controls, or is owned or controlled by, Tenant, (ii) any corporation or entity which is owned or controlled by Tenant’s parent corporation, or (iii) any corporation or entity that succeeds to substantially all of the assets and business of Tenant as a result of a sale, merger, consolidation or other business reorganization, provided that such successor or assignee formed by virtue of either subsections (i), (ii), or (iii) above has a net worth which is at least equal to that of Tenant as of the date of this Lease. In such event, upon Landlord’s request, Tenant shall furnish Landlord any information connected to such transaction as may be reasonably requested by Landlord including, by was of example, but not limitation, financial statements of the new entity”.

Landlord has further agreed to allow Tenant to sublet a portion of the new premises to C.T.C. (Concurrent Technologies Corporation). All costs associated with the subtenant’s installation into the premises will be the sole

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responsibility of the Tenant. It is further agreed that any rental consideration paid over to Tenant by subtenant in excess of the rent reserved under this amendment shall not be paid over to Landlord as additional rent, as long as C.T.C. remains a subtenant under this amendment for the initial three (3) year term. If the amended lease is extended beyond the initial three year term, as provided in Section 14 of the Amendment #1, or if any additional subletting should occur with any company other than C.T.C. during the amended term, than this provision shall be void.

8. As a form of clarification, in Section 12 of the Lease, any hold-over rent shall be calculated as 150% of the fixed monthly rent due at the time of the lease expiration or termination.

9. Landlord, at Tenant’s request, has agreed, to add the following statement at the end of Section 14, “Default and Remedies”: Notwithstanding anything contained in this Section, Landlord acknowledges that the Premises will operate as a Department of Defense secured facility and nothing shall be done by Landlord, pursuant to remedial actions, which would be considered a violation of State or Federal laws.

10. Landlord, at Tenant’s request, has agreed to add the following statement to the end of Section 15, “Landlord Obligations”: Landlord shall not be obligated to return Tenant’s security deposit to Tenant, if Landlord sells Premises to a new owner as long as Landlord fully assigned all rents, security deposits and additional rents to new owner.

11. Landlord, at Tenant’s request, has agreed to add the following statement to the end of Section 18, “Tenant’s Indemnification and Liability Insurance”: Without limitation of any other provisions hereof, Landlord agrees to defend, protect, indemnify and save harmless Tenant and Tenant’s beneficiaries and their respective partners,

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affiliates, officers, agents, servants, and employees from and against all liability to third parties arising our of acts of negligence of Landlord or its servants, agents, employees, contractors, suppliers, workers or invitees. This provision shall survive the expiration of this Lease. In addition, Tenant will only indemnify Landlord up to the amount of public liability insurance policy.

12. Landlord, at Tenant’s request, has agreed to add the following statement to the end of Section 20, “Condemnation”: Not withstanding anything contained in this Section, Landlord shall notify Tenant in writing within five (5) days of receipt of any notice of condemnation by any State or Federal entity on any part of the lease Premises. In the event title to any part of the Promises is taken as set forth in herein, Landlord shall, as part of its negotiations with the governmental entity exercising its eminent domain power, request reimbursement for the costs of substantial improvements made to the Premises, including but not limited to the self and Landlord.

13. Landlord, at Tenant’s request’s request, has agreed to delete Section 31, “Relocation” in its entirety.

14. Tenant shall have two (2) Options to Renew this Lease, as amended, with each option to be for an additional two (2) year term. Each option must be exercised by providing written notice of intention to renew to- Landlord not less than one hundred eighty (180) days prior to the expiration of the amended lease term or renewal term, as the case may be. All the terms and conditions of the original Lease and this Amendment #1 shall remain in full force and effect during both renewal terms except that there shall be no further Right of Renewal if the second two (2) year option is exercised. The Basic Rental during each renewal term shall be as follows:

Renewal Term One:	Annual Base Gross Rent	Monthly Base Gross Rent
Year One	$208,315.28	$17,359.61
Year Two	$214,564.73	$17,880.39

Renewal Term Two:

Year One	$221,001.67	$18,416.80
Year Two	$227,631.72	$18,969.31

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Each Option to Renew granted to Tenant in this Lease is personal to Tenant and may not be exercised or be assigned by or to any person or entity other than Tenant. The option to Renew does not extend to any subtenant except to C.T.C.

At the Landlord’s election, the foregoing Option to Renew may not be exercised and will not be effective if, either at the time of the exercise or at the time of the renewal term is to commence, the Tenant is in default of any of its obligations under the Lease.

15. Tenant shall be granted a one time Right of First Offer on either all or a portion of the suite currently occupied by the Harleysville Insurance Company. Should the suite be vacated either partially or in whole by Harleysville, and subordinate to any pre-existing rights of other Tenants in the building, Tenant shall be offered, in writing, the space by Landlord. Tenant shall have 10 days from the date of notification to indicate its intentions to enter into negotiations on leasing the premises on terms mutually satisfactory to both parties or to indicate no interest in the space. Should no interest be expressed by Tenant after the aforementioned offer takes place, Landlord shall thereafter be free to pursue any other tenants for the space and shall not be obligated to re-offer the suite to Tenant at any time in the future. This Right of First Offer granted to Tenant in this Lease is personal to Tenant and may not be exercised or be assigned, by or to any person or entity other than Tenant. The Right of First Offer does not extend to any subtenant except to C.T.C.

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At Landlord’s election, the foregoing Right of First Offer may not be exercised and will not be effective if, at the time of the exercise the Tenant is in default of any of its obligations under the Lease.

16. In the event and only in the event that this Amendment 41 is fully executed and delivered and becomes effective, Landlord agrees to pay Colliers Pinkard (the “Broker”) a Leasing commission on account of this Amendment #1 in the amount specified in a separate written agreement between Landlord and the Broker. Tenant represents and warrants to Landlord that it has not dealt with any other realtor, broker or person that might claim a commission or fee in connection with this Amendment #1 other than the Broker and Miller Corporate Real Estate Services and shall indemnify, defend and hold harmless Landlord from and against any claim, loss, cost, damage or expense (including attorneys’ fees) incurred if such representation or warranty shall not be true and correct.

17. Landlord and Tenant agree that the Landlord under the Lease is, and at all relevant times has been, “JFB Joint Venture, a Maryland joint venture”, notwithstanding that the Landlord was incorrectly identified in the Lease as “JFB Joint Venture Limited Partnership, a Maryland limited partnership.”

18. By its execution of this Amendment #1, Tenant hereby certifies and represents to Landlord that Landlord is in compliance with all of the terms, covenants and conditions of the Lease and Tenant has no claim or cause of action against or with respect to Landlord or any of its agents, employees or contractors arising out of or in any way connected with the Lease or the use of the Premises.

19. Capitalized terms not defined in this Amendment #1 shall have the meanings ascribed to those terms in the Lease.

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20. Except as set forth herein, the Lease remains in full force and effect and unmodified.

21. Time is of the essence of all provisions of this Amendment #1 and remains of the essence of all provisions of the Lease.

22. The provisions of this Amendment #1 shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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IN WITNESS WHEREOF the parties hereto have executed under seal this Amendment #l on the day and year first written above.

WITNESS/ATTEST:	JFB JOINT VENTURE

	By:	Seneca I Limited Partnership, general partner

		By:	Emory Holdings Limited Partnership

[Illegible]		By:	/s/ R. Clayton Emory
R. Clayton Emory General Partner

SCIENTIFIC ENGINEERING SOLUTIONS, INC.

	By:	/s/ Reginald C. Daniel (SEAL)
	Name:	Reginald C. Daniel
	Title:	President/CEO

23.	Landlord shall pay all costs, expenses and attorney’s fees incurred by Tenant or any party in connection with any litigation if Landlord is found to be at fault.

24.	Landlord covenants, represents and warrants that Tenant shall peaceably and quietly have, hold and enjoy the Premises and all Rights and privileges belonging in or otherwise appertaining thereto during the Lease term without interference from Landlord.

25.	Tenant shall have an option to terminate this Lease in accordance with Rider 1, attached hereto and made a part hereof. This Lease shall be ineffective and null and void if Rider 1 is not attached.

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OPTION TO TERMINATE

Tenant shall have the opportunity to terminate the Lease, which termination shall be effective on the first day of the thirteenth, (13th) month after the Commencement Date provided, however, that Tenant delivers written notice to Landlord that it has elected to so terminate the Lease, which written notice must be delivered at least one hundred twenty (120) days before the date upon which such termination is to become effective and, provided further, that, together with such written notice, Tenant shall deliver to Landlord a check in the amount of Thirty Thousand Dollars ($30,000.00), representing a non-refundable termination fee. In the event Tenant timely delivers such notice of termination and delivers, with such notice; the sum of money described above, then the Lease shall terminate effective on the date which is specified in such notice as if such date were the Termination Dame for all purposes of the Lease. Said sum of money shall be non-refundable and Landlord shall be entitled to retain the full amount, regardless of whether or not Landlord releases all or any part of the Premise. Any purported election to terminate the Lease which does not strictly comply with the terms of this option shall, at Landlord’s election, be ineffective.

The option to terminate the lease granted to Tenant in this Amendment #1 is personal to Tenant and may not be exercised or be assigned by or to any patron or entity other than Tenant. The option to terminate does not extend to any subtenant.

At Landlord’s election, the foregoing option to terminate may not be exercised and will not be effective if, either at the time of the exercise or at the time the Lease is to terminate, Tenant is not default of any of its obligations under the Lease.

May 30, 2000		Landlord:	JFB Joint Venture

Date		By: Seneca I Limited Partnership, General Partner

By: Emory Holdings Limited Partnership

		By:	/s/ R. Clayton Emory
R. Clayton Emory, General Partner

Tenant: Scientific Engineering Solutions, Inc.

	By:	Reginald G. Daniel
Reginald G. Daniel, President

AMENDMENT #2 TO OFFICE LEASE AGREEMENT

THIS AMENDMENT # 2 TO OFFICE LEASE AGREEMENT is made this 11th day of June 2003, by and between JFB JOINT VENTURE, a Maryland general partnership, hereinafter called “Landlord,” and SCIENTIFIC ENGINEERING SOLUTIONS, INC., a Maryland corporation. hereinafter called “Tenant.”

WHEREAS Landlord and Tenant are parties to an Office Lease Agreement dated April 13, 1998 (the “Lease”), and Amendment #1 dated May 30, 2000; and

WHEREAS Tenant has requested Landlord to make certain modifications to the terms of the Lease; and

WHEREAS Landlord is willing to make the modifications to the Lease Tenant has requested, upon certain terms and conditions, all as more fully described herein below.

WITNESSETH, in consideration of the premises and the mutual covenants herein contained, the Lease is hereby amended as follows:

1. Landlord and Tenant have agreed to renew the lease term. The new term shall he for a period of two (2) years and two (2) months, commencing on July 1, 2003 and terminating on August 3 1, 2005 .

2. Landlord shall deliver the Premises and Tenant shall accept the Premises in their “AS IS” condition.

3. Beginning July 1, 2000, the Base Gross Rent payable with respect to the Lease and the Premises changed and, beginning on such date, Tenant will pay to Landlord at Emory Hill Real Estate Services, Inc., Suite 100, 92 Read’s Way, New Castle, Delaware 19720, or at such other place as Landlord shall from time to time direct, the Base Gross Rent in the amounts set forth below. The Base Gross Rent shall be payable in equal monthly installments, in advance and without demand, on the first day of each and every month during the term of the Lease, commencing on July 1, 2003. Base Gross Rent shall be as follows:

Term	Annual Base Gross Rent	Monthly Base Gross Rent
July 1, 2003 to June 30. 2004	$208,315.28	$17,359.61
July 1, 2004 to August 31, 2005	$214,564.73	$17,880.39

4. By its execution of this Amendment #2, Tenant hereby certifies and represents to Landlord that Landlord is in compliance with all of the terms, covenants and conditions of the Lease and Tenant has no claim or cause of action against or with respect to Landlord or any of its agents, employees or contractors arising out of or in any way connected with the Lease or the use of the Premises.

5. Except as set forth herein, the Lease remains in full force and effect and unmodified.

6. Time is of the essence of all provisions of this Amendment #2 and remains of the essence of all provisions of the Lease.

7. The provisions of this Amendment #2 shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed under seal this Amendment #1 on the day and year first written above.

WITNESS/ATTEST:	JFB JOINT VENTURE

By: Seneca I Limited Partnership, general partner

		By:	Emory Holdings Limited Partnership

			By:	/s/ R. Clayton Emory (SEAL)
R. Clayton Emory General Partner

SCIENTIFIC ENGINEERING SOLUTIONS, INC.
	By:	[Illegible] (SEAL)
Name: Title:

AMENDMENT #3 TO LEASE AGREEMENT

THIS AMENDMENT #3 TO LEASE AGREEMENT (this “Amendment”) is made this 18 day of July, 2003, by and between JFB JOINT VENTURE, a Maryland general partnership, hereinafter called “Landlord,” and SCIENTIFIC ENGINEERING SOLUTIONS, INC., a Maryland corporation, hereinafter called “Tenant.”

WHEREAS, Landlord and Tenant are parties to an Office Lease Agreement dated April 13, 1998, as amended by Amendment #1 to Office Lease Agreement dated May 30, 2000 and by Amendment #2 to Office Lease Agreement dated June 11, 2003 (the “Lease”); and

WHEREAS, Tenant has requested Landlord to make certain modifications to the terms of the Lease; and

WHEREAS, Landlord is willing to make the modifications to the Lease Tenant has requested, upon certain terms and conditions, all as more fully described hereinbelow.

WITNESSETH, in consideration of the premises and the mutual covenants herein contained, the Lease is hereby amended as follows:

1. As used in this Amendment, the “Existing Premises” shall mean the 10, 591 square feet, which was the subject of the Lease prior to the execution of this Amendment. As used in this Amendment, the “New Premises” shall mean the 5, 240 square feet now to be leased by Tenant and known as Suite 115-S in the Building. As used in this Amendment and in the Lease, the “Premises” shall mean both the Existing Premises and the New Premises, unless the context shall plainly require a contrary meaning. Except as expressly set forth herein, reference in the Lease to the “Premises” shall mean and include both the Existing Premises and the New Premises.

2. Effective the date of this Amendment, Landlord shall deliver to Tenant and Tenant shall lease from Landlord the New Premises, which shall, except as expressly set forth in this Amendment, become a part of the Premises for all purposes of the Lease. The New Premises shall be delivered to Tenant strictly in “AS IS” condition and Landlord shall have no obligation whatsoever to make any improvement, repair or addition to the New Premises. Tenant’s occupancy of the New Premises shall constitute acceptance thereof and shall be deemed to constitute Tenant’s agreement that the New Premises complies with all requirements of Tenant and all obligations of Landlord with respect to the condition, order and repair thereof.

3. Although Landlord shall deliver the New Premises to Tenant on the date of this Amendment, Tenant shall have no obligation to pay Base Gross Rent for the New Premises until August 10, 2003.

4. Beginning August 10, 2003, Tenant shall pay to Landlord at the address specified for payment of rent in the Lease, or at such other place as Landlord shall from time to time direct, the Base Gross Rent for the New Premises in the amounts set forth below. The Base Gross Rent for the New Premises shall be payable in equal monthly installments, in advance and without demand on the first day of each and every month during the term of the Lease, as it relates to the New Premises, with the first such monthly payment being due on September 1, 2003. In addition, Tenant shall make a pro rata payment of Base Gross Rent on August 10, 2003, and on August 1, 2008, all in the amounts as follows:

Term as to New Premises			Annual Base Gross Rent as to New Premises	Monthly Base Gross Rent as to New Premises
August 10, August 31,	2003 2003	-	- 0 -	$5,472.42
September 1, August 31,	2003 2004	-	$96,940.00	$8,078.33
September 1, August 31,	2004 2005	-	$99,822.00	$8,318.50
September 1, August 31,	2005 2006	-	$102,861.20	$8,571.76
September 1, August 31,	2006 2007	-	$105,952.80	$8,829.40
September 1, July 31,	2007 2008	-	$109,149.20	$9,095.76
August 1, August 9,	2008 2009	-	- 0 -	$2,640.70

All such amounts shall be in addition to Base Gross Rent due with respect to the Existing Premises. The Termination Date of the Lease as it relates to the New Premises shall be August 9, 2008.

5. The Operating Base Expense of the office area of the Building, as to the New Premises shall be the actual operating expenses for the year 2003 per square foot of office rentable area therein. Tenant shall pay the Operating Expense Differential for the New Premises in accordance with the provisions of paragraph 2 of the Lease. Tenant shall continue to pay the Operating Expense Differential for the Existing Premises in accordance with the provisions of the Lease, in effect prior to this Amendment.

6. Tenant shall have two (2) Options to Renew the Lease, as to the New Premises only, for additional one (1) year terms. Such options must be exercised by providing written notice of intention to renew to Landlord not less than one hundred twenty (120) days prior to the expiration of the Lease Term of the New Premises or the expiration of the first renewal term for the New Premises, as the case may be. All the terms and conditions of the Lease as to the New Premises shall remain in full force and effect during the Renewal Term except that, if Tenant exercises both such renewal terms, there shall be no further right of renewal. The Basic Gross Rent for the New Premises for the Renewal Terms shall be as follows:

Renewal Term as to New Premises			Annual Base Gross Rent for Renewal Term as to New Premises	Monthly Base Gross Rent for Renewal Term as to New Premises
August 10, August 31,	2008 2008	-		$6,346.41
September 1, August 31,	2008 2009	-	$112,423.68	$9,368.64
September 1, July 31,	2009 2010	-	$115,796.39	$9,649.70
August 1, August 9,	2010 2010	-		$2,801.52

The Options to Renew granted to Tenant as to the New Premises are personal to Tenant and may not be exercised or be assigned by or to any other person or entity other than Tenant. The Options to Renew do not extend to any subtenant. At Landlord’s election, the foregoing Options to Renew may not be exercised and will not be effective if, either at the time of the exercise or at the time the applicable Renewal Term is to commence, Tenant is in default of any of its obligations under the Lease.

7. Tenant shall be offered the right of refusal to lease all or any space on the first floor in the building contiguous to the New Premises (herein the “Expansion Space”), as it may become available from time to time. As used herein, “available” means that the prior lease of such space has expired or otherwise terminated and the prior occupant of such space has vacated and surrendered possession of such space and Landlord has the right to lease such space to others. This right of refusal shall be subject and subordinate to any currently existing rights to renew, rights of refusal or expansion, or similar options or rights (collectively, “Superior Rights”) of persons or entities that are tenants of some portion of the Building on the date of this Amendment, and Landlord shall not, under any circumstances, be required to offer to Tenant the right of refusal to lease any space which is the subject of any Superior Rights.

Subject to the terms of the preceding sentence, at anytime after Landlord learns that any Expansion Space will become available, Landlord shall provide Tenant with written notice of such availability, which notice shall include the date when Tenant would begin occupancy of such Expansion Space. Tenant shall have fifteen (15) days after Landlord’s written notice to respond to such offer in writing and either unconditionally accept or reject such Expansion Space. Tenant’s failure to respond timely in writing to such offer (or to accept such offer with or subject to any condition) shall be construed as a rejection of Landlord’s offer. Tenant’s rejection of any Expansion Space in any one instance shall terminate Tenant’s rights to be offered the same Expansion Space or any portion thereof as it may become available again at some later date, it being agreed that should Tenant reject an offer to lease any particular Expansion Space when offered, Landlord shall have the right to lease all or any part of such Expansion Space to other prospective tenants, without having to re-offer the Expansion Space to the Tenant. If Tenant unconditionally accepts Landlord’s offer, such acceptance shall be binding upon Landlord and Tenant, provided, however, at the request of either, Landlord and Tenant shall each execute an amendment of the Lease to reflect the addition of the Expansion Space to the Premises, in accordance with the terms of this Amendment.

In the event Tenant timely unconditionally accepts, in writing, Landlord’s offer to lease the Expansion Space, then the following shall apply:

(i) Tenant may elect only to lease all of the Expansion Space offered by Landlord and shall have no right to elect to lease less than all of such Expansion Space.

(ii) Tenant’s leasing of the Expansion Space shall commence upon the date Landlord makes such Expansion Space available to Tenant.

(iii) The Expansion Space shall be delivered in its then “AS IS” condition and Tenant shall be deemed to have accepted the same in its then “AS IS” condition, and Landlord shall have no obligation to make any repair, refurbishing or improvement to the Expansion Space.

(iv) If Tenant does elect to lease the Expansion Space, the Expansion Space shall become a part of the New Premises for all purposes of the Lease and subject to all of the terms and conditions of the Lease as it relates to the New Premises; the term of the Lease, as it relates to the Expansion Space, shall expire on the same day that the term of the Lease, as it relates to the balance of the New Premises, expires; and the Expansion Space shall be considered a part of the New Premises for purposes of any renewal options available to Tenant; the rentable square footage, for purposes of the Lease (including, but not limited to, for purposes of calculating the Operating Expense Differential) shall be appropriately increased; and the Base Gross Rent for the Expansion Space shall be the then-current Base Gross Rent being paid by Tenant for the balance of the New Premises, on a rentable square foot basis (subject to increase whenever the Base Gross Rent for the balance of the New Premises increases).

This Right of Refusal granted to Tenant is personal to Tenant and may not be exercised or be assigned by or to any person or entity other than Tenant without the prior written consent of Landlord. The Right of Refusal does not extend to any subtenant and may only be exercised by the same entity that leases the balance of the New Premises.

At the Landlord’s election, the foregoing Right of Refusal may not be exercised and will not be effective if, either at the time of the exercise or at the time the Expansion Space is to become a part of the New Premises, the Tenant is in default of any of its obligations under the Lease.

8. Tenant shall not assign, in whole or in part, the Lease as to the New Premises or sublease, in whole or in part, the New Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Any rental or other compensation of any nature received by Tenant with respect to any assignment or subletting of the New Premises in excess of the rent reserved in this Amendment as to such portion of the New Premises or any other payment made to Tenant in consideration of such assignment or subletting of the New Premises shall be divided equally between Tenant and Landlord and Tenant shall immediately pay to Landlord one-half of any such excess or payment as additional rent.

9. So long as Tenant is not in default of any of its obligations contained in the Lease, Landlord shall make available to Tenant a tenant improvement allowance (the “Allowance”) in the amount of $50, 000 with respect to Tenant’s improvements and modifications to the New Premises, such amount to be paid by Landlord to Tenant within thirty (30) days following receipt of invoices for Tenant’s improvements to the New Premises and receipt of lien waivers by Landlord for such work. Any and all improvements, alterations, additions or other modifications to the New Premises must be made subject to and in accordance with the terms of the Lease, including, but not limited to, Landlord’s approval thereof. In no event will Landlord be required to make any payment on account of the Allowance after the date which is six (6) months after this Amendment.

10. Tenant acknowledges that certain items or aspects of Tenant’s proposed improvements to the New Premises are such that Landlord may want them to be removed prior to the expiration of the Lease. Accordingly, and notwithstanding any approval given by Landlord of Tenant’s plans for improvements of or modifications to the New Premises, Landlord shall have the right to require Tenant, prior to the expiration of the Lease, to remove from the

New Premises any improvements, alterations, additions or modifications specified by Landlord to Tenant in a written notice given by Landlord to Tenant at any time hereafter. Tenant shall restore to then building standard condition, the New Premises after the removal of any such items.

11. In consideration of Landlord’s agreements with respect to the New Premises, Tenant has also agreed with Landlord to make the following changes to the Lease as it relates to the Existing Premises:

a. The term of the Lease as to the existing Premises shall be extended for one (1) year so that such term will end on August 31, 2006. Base Gross Rent for such additional one (1) year period (i.e., September 1, 2005, to August 31, 2006, shall be at the annual rate of $221, 034.17 and shall be payable monthly at the rate of $18, 419.51 per month.

b. Landlord and Tenant agree that there is one (1) and only one (1) Remaining Option to Renew the Lease as to the Existing Premises. Such option is for a two (2) year renewal term. Such Option to Renew shall be in accordance with the terms of paragraph 14 of Amendment #1 to Office Lease Agreement, except that the Basic Gross Rent for such renewal term shall be as follows:

Renewal Term	Annual Base Gross Rent for Existing Premises During Renewal Term	Monthly Base Gross Rent for Existing Premises for Renewal Term
September 1, 2006 - August 31, 2007	$227,665.20	$18,972.10
September 1, 2007 August 31, 2008	$234,495.16	$19,541.26

12. In the event and only in the event that this Amendment is fully executed and delivered and becomes effective, Landlord agrees to pay Colliers Pinkard and Scherr Partners

(the “Broker”) a leasing commission on account of this Amendment in the amount specified in a separate written agreement between Landlord and the Broker. Tenant represents and warrants to Landlord that it has not dealt with any other realtor, broker or person that might claim a commission or fee in connection with this Amendment other than the Broker and shall indemnify, defend and hold harmless Landlord from and against any claim, loss, cost, damage or expense (including attorneys’ fees) incurred if such representation or warranty shall not be true and correct.

13. By its execution of this Amendment, Tenant hereby certifies and represents to Landlord that Landlord is in compliance with all of the terms, covenants and conditions of the Lease and Tenant has no claim or cause of action against or with respect to Landlord or any of its agents, employees or contractors arising out of or in any way connected with the Lease or (SEAL) the use of the Premises.

14. Capitalized terms not defined in this Amendment shall have the meanings ascribed to those terms in the Lease.

15. Except as set forth herein, the Lease remains in full force and effect and unmodified. In the event of any inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail and be controlling.

16. Time is of the essence of all provisions of this Amendment and remains of the essence of all provisions of the Lease.

17. The provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed under seal this Amendment on the day and year first written above.

WITNESS/ATTEST:	JFB JOINT VENTURE

	By:		Seneca I Limited Partnership,
general partner

		By:	Emory Holdings Limited
Partnership

SCIENTIFIC ENGINEERING SOLUTIONS, INC.

/s/ Maria N. Constantine	By:		/s/ R. Clayton Emory
Name: R. Clayton Emory
Title: General Partner

	By:		/s/ Reginald G. Daniel
Name: Reginald G. Daniel
Title: CEO

AMENDMENT #4 TO LEASE AGREEMENT

AND ASSIGNMENT AND ASSUMPTION OF LEASE

THIS AMENDMENT #4 TO LEASE AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF LEASE (this “Amendment”) is made this 20th day of August , 2004, by and among JFB JOINT VENTURE, a Maryland general partnership, hereinafter called “Landlord,” SCIENTIFIC ENGINEERING SOLUTIONS, INC., a Maryland corporation, hereinafter called “SES” and NCI INFORMATION SYSTEMS, INCORPORATED, a Virginia corporation, hereinafter called “Tenant.”

WHEREAS, Landlord and SES are parties to an Office Lease Agreement dated April 13, 1998, as amended by Amendment #1 to Office Lease Agreement dated May 30, 2000, by Amendment #2 to Office Lease Agreement dated June 11, 2003, and by Amendment #3 to Office Lease Agreement dated July 18, 2003 (the “Lease”); and

WHEREAS, SES has requested that it be permitted to assign the Lease to Tenant, which owns all of the stock of SES and Tenant has requested that Landlord make certain modifications to the terms of the Lease; and

WHEREAS, Landlord is willing to agree to the assignment and to make the modifications to the Lease Tenant has requested, upon certain terms and conditions, all as more fully described herein below.

WITNESSETH, in consideration of the premises and the mutual covenants herein contained, the Lease is hereby assigned and amended as follows:

1. Capitalized terms used in this Amendment, but not defined in this Amendment, shall have the meanings given those terms in the Lease.

2. Effective the date of this Amendment, SES does hereby irrevocably and unconditionally grant and assign to Tenant (a) all of SES’s right, title and interest in and to the

Lease and the Premises (defined below), and (b) all the duties, obligations and liabilities of SES under or relating to the Lease and/or the Premises. Tenant hereby assumes the Lease. From and after the date hereof, Tenant hereby covenants and agrees to perform and be bound by all of SES’s (and the “Tenant’s”, as that term is defined in the Lease) duties, obligations and agreements under or relating to the Lease and/or the Premises. SES consents to the modifications to the Lease made in this Amendment.

3. As used in this Amendment, the “Suite 202 Premises” shall mean the 10, 591 square feet, which was the subject of the Lease, prior to the execution of this Amendment, and is generally described as Suite 202 in the Building. As used in this Amendment, the “Suite 115 Premises” shall mean the 5, 240 square feet, which was the subject of the Lease prior to the execution of this Amendment, and is generally described as Suite 115 in the Building. As used in this Amendment, the “Suite 200 Premises” shall mean the 9,603 square feet now to be leased by Tenant and known as Suite 200 in the Building, and more fully described on the plan attached hereto as Exhibit A. As used in this Amendment and in the Lease, the “Premises” shall mean collectively the Suite 202 Premises, the Suite 115 Premises and the Suite 200 Premises, unless the context shall plainly require a contrary meaning. Except as expressly set forth herein, reference in the Lease to the “Premises” shall mean and include the Suite 202 Premises, the Suite 115 Premises and the Suite 200 Premises.

4. Effective upon execution of this amendment, Landlord shall deliver to Tenant and Tenant shall lease from Landlord the Suite 200 Premises, which shall, except as expressly set forth in this Amendment, become a part of the Premises for all purposes of the Lease. The Suite 200 Premises shall be delivered to Tenant strictly in “AS IS” condition with all Base Building mechanical, electrical systems, plumbing, and life safety systems in good working condition.

Tenant’s occupancy of the Suite 200 Premises shall constitute acceptance thereof and shall be deemed to constitute Tenant’s agreement that the Suite 200 Premises complies with all requirements of Tenant and all obligations of Landlord with respect to the condition, order and repair thereof. The term of the Lease with respect to the Suite 200 Premises shall extend to and terminate on December 31, 2009.

Landlord currently leases the Suite 200 Premises to Harleysville Mutual Insurance Company, a Pennsylvania corporation (“Harleysville”), in accordance with the terms of a Lease Agreement (the “Harleysville Lease”) and has negotiated a termination agreement with respect to the Harleysville Lease. If Landlord and Harleysville do execute a lease termination agreement, prior to July 1, 2004, but Harleysville fails to vacate the Suite 200 Premises prior to July 1, 2004, then the commencement of the term as to the Suite 200 Premises shall be extended and prorated until the date upon which Landlord makes such space available to Tenant and Landlord shall not incur any liability to Tenant on account of such delay and the Termination Date of the Lease with respect to the Suite 200 Premises shall not be extended on account thereof. Landlord and Tenant, upon the request of either, shall execute a letter confirming the date upon which Landlord made the Suite 200 Premises available to Tenant.

5. Tenant shall have no obligation to pay any Base Gross Rent or any form of expenses whatsoever including operating expenses for the Suite 200 Premises until the earlier to occur of (i) ninety (90) days from the date Landlord delivers the Suite 200 Premises to Tenant in accordance with Section 4 herein, or (ii) the date Tenant commences operating its business in the Suite 200 Premises (the “Suite 200 Rent Commencement Date”).

6. Beginning the Suite 200 Rent Commencement, Tenant shall pay to Landlord at the address specified for payment of rent in the Lease, or at such other place as Landlord shall from time to time direct, the Base Gross Rent for the Suite 200 Premises in the amounts set forth below. The Base Gross Rent for the Suite 200 Premises shall be payable in equal monthly installments, in advance and without demand on the first day of each and every month during the term of the Lease, as it relates to the Suite 200 Premises, with the first such monthly payment being due on the Suite 200 Rent Commencement Date.

SUITE 200 PREMISES
Term as to Suite 200 Premises	Annual Base Gross Rent as to Suite 200 Premises	Monthly Base Gross Rent as to Suite 200 Premises
August 1, 2004 - November 30, 2005	$177,655.50	$14,804.63
December 1, 2005 - November 30, 2006	$182,985.16	$15,248.76
December 1, 2006 - November 30, 2007	$188,474.71	$15,706.23
December 1, 2007 - November 30, 2008	$194,128.95	$16,177.41
December 1, 2008 - November 30, 2009	$199,952.81	$16,662.73
December, 2009 - December 31, 2009		$17,162.62

Notwithstanding anything to the contrary contained in the chart immediately above, Tenant shall not be required to pay Base Gross Rent with respect to the Suite 200 Premises only, for the period from the date of this Amendment until the Suite 200 Rent Commencement Date. In addition, Gross Base Rent shall be pro rated on a daily basis for any month during which Gross Base Rent with respect to the Suite 200 Premises is not due and payable for the full month.

All such amounts shall be in addition to Base Gross Rent due with respect to the Suite 115 Premises and the Suite 202 Premises.

7. The term of the Lease, as to the Suite 115 Premises and the Suite 202 Premises, shall be extended, in the case of the Suite 115 Premises from August 9, 2008, to December 31, 2009, and in the case of the Suite 202

Premises, from August 31, 2006, to December 31, 2009, so that the Lease shall terminate, as to all of the Premises on the same date (i.e., December 31, 2009). Accordingly, the Termination Date, as defined in the Lease, for the Premises shall be December 31, 2009.

8. Tenant shall pay to Landlord Base Gross Rent for the Suite 115 Premises and the Suite 202 Premises for the extended term, described in paragraph 7 above, in the amounts set forth in the chart below. For convenience of reference, the chart set forth below also includes the Base Gross Rent applicable to the Suite 115 Premises and the Suite 202 Premises commencing August 1, 2004.

SUITE 115 PREMISES
Term as to Suite 115 Premises	Annual Base Gross Rent as to Suite 115 Premises	Monthly Base Gross Rent as to Suite 115 Premises
August 1, 2004 - September 31, 2004		$$8,078.33
October 1, 2004 - September 31, 2005	$99,822.00	$8,318.50
October 1, 2005 - September 31, 2006	$102,861.20	$8,571.76
October 1, 2006 - September 31, 2007	$105, 952:80	$8,829.40
October 1, 2007 - September 31, 2008	$109,149.20	$9,095.76
October 1, 2008 - September 31, 2009	$112,423.67	$9,368.64
October 1, 2009 - December 31, 2009		$9,649.70

SUITE 202 PREMISES
Term as to Suite 202 Premises	Annual Base Gross Rent as to Suite 202 Premises	Monthly Base Gross Rent as to Suite 202 Premises
August 1, 2004 - July 31, 2005	$214,564.73	$17,880.39
August 1, 2005 - July 31, 2006	$221,001.67	$18,416.81
August 1, 2006 - July 31, 2007	$227,631.72	$18,969.31
August 1, 2007 - July 31, 2008	$234,460.67	$19,538.39
August 1, 2008 - July 31, 2009	$241,494.49	$20,124.54
August 1, 2009 - December 31, 2009		$20,728.28

9. The Operating Base Expense of the office area of the Building, as to the Suite 200 Premises shall be the actual operating expenses in excess of the year 2004 per square foot of office rentable area therein. Until September 1, 2006, the Operating Base Expense of the office area of the Building as to the Suite 202 Premises shall continue to be the actual operating expenses for the year 2000 per square foot of office rentable area therein. Effective September 1, 2006, the Operating Base Expense of the office area of the Building, as to the Suite 202 Premises shall be the actual operating expenses for the year 2006 per square foot of office rentable area therein. The Operating Base Expense of the office area of the Building, as to the Suite 115 Premises shall not change and shall continue to be the actual operating expenses for the year 2003 per square foot of office rentable area therein. Except as set forth in this Amendment, Tenant shall pay the Operating Expense Differential for the Suite 200 Premises, the Suite 202 Premises and the Suite 115 Premises in accordance with the provisions of paragraph 2 of the Lease.

Notwithstanding the foregoing, the Operating Expenses for Suites 200 and 202 shall be grossed up to reflect a fully occupied and fully tax assessed building in Howard County.

10. Effective the date of this Amendment, all options to renew or extend the term of the Lease for all or and part of the Premises, and all rights of refusal or rights of first option or similar rights to lease additional space in the Building are terminated. Except as expressly set forth in this Amendment, the Tenant shall have no right to renew or extend the term of the Lease and shall have no rights of refusal or right of first option or any similar right with respect to any additional space in the Building.

11. Tenant shall have the Option to Renew the Lease, for two (2) additional terms of two (2) years each. Such options must be exercised by providing written notice of intention to renew to Landlord not less than one hundred eighty (180) days prior to the expiration of the Lease Term or the expiration of the first renewal term, as the case may be. All the terms and conditions of the Lease shall remain in full force and effect during the renewal term except that, if Tenant exercises one or both such renewal terms, there shall be no further right of renewal unless otherwise negotiated. Tenant shall have the right to elect to exercise each Option to Renew as to the Suite 115 Premises and/or the Suite 200 Premises and/or the Suite 202 Premises, except that if Tenant fails to exercise the first Option to Renew with respect to any such portion of the Premises, then the Tenant shall not be permitted to exercise the second Option to Renew with respect to such portion of the Premises.

In order to be effective, any notice by Tenant of the exercise of an Option to Renew must advise Landlord of the portion of the Premises to which the renewal applies and of Landlord’s obligation, described below, to make an initial determination of the Market Rate for the renewal term. The Basic Gross Rent for each portion of the Premises for which the Tenant exercises its

Option to Renew shall be the then prevailing Fair Market Value “Market Rate,” as defined below, as of the first day of each renewal term.

The following procedure shall be used to determine the Market Rate, for each renewal term. Not less than one hundred fifty (150) days prior to the commencement of the renewal term, Landlord shall send to Tenant a written notice specifying its determination of the Market Rate. Within twenty (20) days after the date of such notice from Landlord, Tenant shall send Landlord a written notice of Tenant’s acceptance or challenge of Landlord’s determination of such Market Rate; provided, however, that in the event that Tenant fails to respond within such twenty (20) day period, Tenant shall be deemed to have accepted Landlord’s determination of the Market Rate.

In the event that Tenant challenges Landlord’s determination of the Market Rate and Landlord and Tenant are not able to agree on such Market Rate within fifteen (15) days (hereinafter referred to as the “Negotiation Period”) after Tenant sends Landlord Tenant’s initial rejection of Landlord’s determination of such Market Rate, then Landlord and Tenant shall each, within ten (10) days after the expiration of the Negotiation Period, select a real estate broker, each of whom shall be a licensed real estate broker with at least five (5) years’ experience in the Howard County, Maryland market who shall determine the Market Rate in accordance with this Paragraph. The real estate brokers shall be instructed to complete the procedure independently and to submit their written determinations to Landlord and Tenant within thirty (30) days after their appointment.

In the event that the higher determination of the Market Rate submitted by one of the real estate brokers is equal to or less than one hundred fifteen percent (115%) of the determination of the Market Rate submitted by the other appraiser, the Market Rate shall be the average of such determinations. If the determination of the Market Rate submitted by one of the real estate brokers is greater than one hundred fifteen percent (115%) of the determination of the Market Rate submitted by the other appraiser, the real estate brokers shall, within five (5) days of notice from either Landlord or Tenant, appoint a third independent real estate broker with similar qualifications to make a determination of the Market Rate. The third real estate broker shall be instructed to complete the procedure and to submit a written determination of the Market Rate to Landlord and Tenant within thirty (30) days after such real estate broker’s appointment.

The determination which is neither the highest nor the lowest of the three determinations shall be binding upon Landlord and Tenant as the Market Rate unless two determinations are the same, in which event the Market Rate shall be such amount. Landlord and Tenant shall each bear the costs of their respective real estate brokers. The expenses of the third appraiser shall be borne one-half (½) by Landlord and one-half (½) by Tenant. “Market Rate” shall mean what a Landlord under no compulsion to lease the Premises and a Tenant under no compulsion to lease the Premises would determine as the Base Gross Rent (including initial monthly rent and annual rental increases), given the other provisions of the Lease which remain applicable to the parties. Notwithstanding anything to the contrary contained in this Paragraph, in no event shall the Base Gross Rent for any year of the first renewal term be less than the Base Gross Rent for the last full year of the initial term of the Lease (for the portion of the Premises subject to the Option to Renew), nor shall the Base Gross Rent for any year of the second renewal term be less than the Base Gross Rent for the last full year of the first renewal term (for the portion of the Premises subject to the Option to Renew). In the event the Market Rate has not been determined by the commencement of a renewal term, Tenant shall continue to pay the Base Gross Rent in effect during the last full year of the initial term or the first renewal term, as the case may be, until the

Market Rate is determined and promptly after such determination, the parties shall make an appropriate adjustment to reconcile any overpayments or under payments of Base Gross Rent made prior to the determination of the Market Rate.

The Options to Renew granted to Tenant are personal to Tenant and may not be exercised or be assigned by or to any other person or entity other than Tenant. The Options to Renew do not extend to any subtenant.

At Landlord’s election, the foregoing Options to Renew may not be exercised and will not be effective if, either at the time of the exercise or at the time the applicable renewal term is to commence, Tenant is in default of any of its obligations under the Lease.

12. Subject to the rights of existing Tenants, Tenant shall be offered the continuous and recurring right of refusal to lease all or any space in the building contiguous to the Premises on the 1st or 2nd floors (herein the “Expansion Space”), as it may become available from time to time. As used herein, “available” means that the prior lease of such space has expired or otherwise terminated and the prior occupant of such space has vacated and surrendered possession of such space and Landlord has provide Tenant with written notice and they have the right to lease such space to others. This right of refusal shall be subject and subordinate to any currently existing rights to renew, rights of refusal or expansion, or similar options or rights (collectively, “Superior Rights”) of persons or entities that are tenants of some portion of the Building on the date of this Amendment, and Landlord shall not, under any circumstances, be required to offer to Tenant the right of refusal to lease any space which is the subject of any Superior Rights.

Subject to the terms of the preceding sentence, at anytime after Landlord learns that any Expansion Space will become available, Landlord shall provide Tenant with written notice of such availability, which notice shall include the date when Tenant would begin occupancy of such Expansion Space. Tenant shall have fifteen (15) days after Landlord’s written notice to respond to such offer in writing and either unconditionally accept or reject such Expansion Space. Tenant’s failure to respond timely in writing to such offer (or to accept such offer with or subject to any condition) shall be construed as a rejection of Landlord’s offer. Tenant’s rejection of any Expansion Space in any one instance shall terminate Tenant’s rights to be offered the same Expansion Space or any portion thereof as it may become available again at any time within six (6) months thereafter, it being agreed that should Tenant reject an offer to lease any particular Expansion Space when offered, Landlord shall have the right to lease all or any part of such Expansion Space to other prospective tenants for six (6) months thereafter, without having to re-offer the Expansion Space to the Tenant. If Tenant unconditionally accepts Landlord’s offer, such acceptance shall be binding upon Landlord and Tenant, provided, however, at the request of either, Landlord and Tenant shall each execute an amendment of the Lease to reflect the addition of the Expansion Space to the Premises, in accordance with the terms of this Amendment.

In the event Tenant timely unconditionally accepts, in writing, Landlord’s offer to lease the Expansion Space, then the following shall apply:

(i) Tenant may elect only to lease all of the Expansion Space offered by Landlord and shall have no right to elect to lease less than all of such Expansion Space.

(ii) Tenant’s leasing of the Expansion Space shall commence upon the date Landlord makes such Expansion Space available to Tenant.

(iii) The Expansion Space shall be delivered in its then “AS IS” condition and Tenant shall be deemed to have accepted the same in its then “AS IS” condition, and Landlord shall have no obligation to make any repair, refurbishing or improvement to the Expansion Space.

(iv) If Tenant does elect to lease the Expansion Space, the Expansion Space shall become a part of the Premises for all purposes of the Lease and subject to all of the terms and conditions of the Lease as it relates to the Premises; the term of the Lease, as it relates to the Expansion Space, shall expire on the same day that the term of the Lease, as it relates to the balance of the Premises, expires; and the Expansion Space shall be considered a part of the Premises for purposes of any renewal options available to Tenant.

(v) Immediately after Tenant unconditionally accepts the Expansion Space, Tenant and Landlord shall confer to determine the Base Gross Rent to be paid for the Expansion Space. Notwithstanding anything to the contrary contained elsewhere in this Paragraph 12, in the event that Tenant and Landlord cannot agree, in writing, within fifteen (15) days after the date that Tenant unconditionally accepts the Expansion Space upon the Base Gross Rent and operating expense base year applicable to the Expansion Space, then Tenant’s election shall be deemed null and void. In the event of such inability to agree, Landlord shall be free to rent the Expansion Space to any other party, as if Tenant’s right of first refusal did not exist.

In the event that the Expansion Space is added to the Premises, then Landlord and Tenant shall execute an amendment to the Lease formally incorporating the Expansion Space into the Premises.

This right of refusal granted to Tenant is personal to Tenant and may not be exercised or be assigned by or to any person or entity other than Tenant without the prior written consent of Landlord. The right of refusal does not extend to any subtenant and may only be exercised by the same entity that leases the balance of the Premises.

At the Landlord’s election, the foregoing right of refusal may not be exercised and will not be effective if, either at the time of the exercise or at the time the Expansion Space is to become a part of the Premises, the Tenant is in default of any of its obligations under the Lease.

13. Tenant shall not assign, in whole or in part, the Lease as to the Suite 200 Premises or sublease, in whole or in part, the Suite 200 Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Any rental or other compensation of any nature received by Tenant with respect to any assignment or subletting of the Suite 200 Premises in excess of the rent reserved in this Amendment as to such portion of the Suite 200 Premises or any other payment made to Tenant in consideration of such assignment or subletting of the Suite 200 Premises shall be divided equally, minus Tenant’s administrative costs, not to exceed $2, 500.00, between Tenant and Landlord and Tenant shall immediately pay to Landlord one-half (minus Tenant’s administrative costs, not to exceed $2, 500.00), of any such excess or payment as additional rent.

14. Landlord is currently in possession of a security deposit under the Lease in the amount of $15, 886.50. Upon execution of this Amendment, Tenant shall deliver to Landlord an additional $4, 113.50 so that the security deposit shall equal $20, 000.00. Said amount shall continue to be held by Landlord as a security deposit, subject to and in accordance with the terms of the Lease relating to the security deposit.

15. So long as Tenant is not in default of any of its obligations contained in the Lease, Landlord shall make available to Tenant a tenant improvement allowance (the “Allowance”) in the amount of $76, 824.00 with respect to Tenant’s improvements and modifications to the Suite 200 Premises, such amount to be paid by Landlord to Tenant within thirty (30) days following receipt of invoices for Tenant’s improvements to the Suite 200 Premises and receipt of lien waivers by Landlord for such work. Any and all improvements, alterations, additions or other modifications to the Suite 200 Premises must be made subject to and in accordance with the terms of the Lease, including, but not limited to, Landlord’s reasonable approval thereof, not to be unreasonably withheld, conditioned, or delayed. In no event will Landlord be required to make any payment on account of the Allowance after the date which is one year after this receipt of occupancy permit. Tenant may use the Allowance for all customary hard and soft construction costs; telecommunications equipment and installation; other specialty trade fixtures and equipment, including suite premises security; and moving costs. Tenant shall submit all plans and specifications (a complete set of construction/permit drawings) to the Landlord for Landlord’s review and approval, which shall not be unreasonably withheld, conditioned, or delayed. Once permits are procured and prior to construction, permits will be provided to landlord for their reasonable approval prior to commencing with the tenant improvements to the Premises

16. Tenant acknowledges that certain items or aspects of Tenant’s proposed SCIF related improvements only to the Suite 200 Premises are such that Landlord may want them to be removed prior to the expiration of the Lease. Notwithstanding the foregoing, Landlord must notify Tenant in writing at the time of Landlord’s review and approval of the final Tenant’s plans, of Landlord’s requirement of having Tenant remove such improvements, alterations, additions, or modifications at the end of the lease term. Accordingly, and notwithstanding any approval given by Landlord of Tenant’s plans for improvements of or modifications to the Suite 200 Premises, Landlord shall have the right to require Tenant, at or about the time Landlord approves Tenant’s plans for improvements to the Suite 200 Premises, to remove from the Suite 200 Premises any improvements, alterations, additions or modifications specified by Landlord to

Tenant in a written notice given by Landlord to If Landlord does so require Tenant to remove any of the same, Tenant, after the removal of any such items, shall restore to then building standard condition the Suite 200 Premises back in reasonably good condition with ordinary wear and tear excepted. Suites 115 and 202 are subject to the existing lease language. Notwithstanding the forgoing, Landlord and Tenant agree that fifteen months prior to Lease expiration, Landlord will review tenant’s SCIF related requirements, and will provide tenant with a written list of those SCIF related improvements which must be removed prior to Lease expiration, in accordance with the paragraph above.

17. Tenant shall be permitted to relocate their exterior building signage to a location (east of the main Building Entrance) to be mutually agreed to between Landlord and Tenant. Tenant shall be responsible for all costs of the design, permit, installation and removal/restoration of the exterior signage. Prior to installation, all signage requests must be approved by Landlord, which consent shall not be unreasonably withheld.

18. In the event and only in the event that this Amendment is fully executed and delivered and becomes effective, Landlord agrees to pay Colliers Pinkard, and The Staubach Company-Northeast (the “Brokers”) a leasing commission on account of this Amendment in the amount specified in a separate written agreement between Landlord and the Broker. Tenant represents and warrants to Landlord that it has not dealt with any other realtor, broker or person that might claim a commission or fee in connection with this Amendment other than the Broker and the Staubach Company, Northeast, Inc., and shall indemnify, defend and hold harmless Landlord from and against any claim, loss, cost, damage or expense (including attorneys’ fees) incurred if such representation or warranty shall not be true and correct.

19. Landlord and Tenant acknowledge that hereinafter, Tenant’s Use of the Premises shall be defined as General Office Administrative and SCIF/secured space (“use”).

20. By its execution of this Amendment, Tenant hereby certifies and represents to Landlord that Landlord is in compliance with all of the terms, covenants and conditions of the Lease and Tenant has no claim or cause of action against or with respect to Landlord or any of its agents, employees or contractors arising out of or in any way connected with the Lease or the use of the Premises.

21. Capitalized terms not defined in this Amendment shall have the meanings ascribed to those terms in the Lease.

22. Except as set forth herein, all of the terms and conditions in the Lease remains in full force and effect and unmodified. In the event of any inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail and be controlling.

23. Time is of the essence of all provisions of this Amendment and remains of the essence of all provisions of the Lease.

24. The provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed under seal this Amendment on the day and year first written above.

WITNESS/ATTEST:	JFB JOINT VENTURE

	By:	Seneca I Limited Partnership, general partner

	By:	Emory Holdings Limited
Partnership

/s/ Michelle A Cappello	By:	/s/ R. Clayton Emory (SEAL)
R. Clayton Emory
General Partner

NCI INFORMATION SYSTEMS, INCORPORATED

/s/ Sandy Smith	By:	/s/ Charles K. Narang
Dir., Corporate Facilities		Name: Charles K. Narang
Title: CEO

AMENDMENT #5 TO LEASE AGREEMENT

AND ASSIGNMENT AND ASSUMPTION OF LEASE

THIS AMENDMENT #5 TO LEASE AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF LEASE (this “Amendment”) is made this 1st day of December, 2004, by and between JFB JOINT VENTURE, a Maryland general partnership, hereinafter called “Landlord,” and NCI INFORMATION SYSTEMS, INCORPORATED, a Virginia corporation, hereinafter called “Tenant.”

WHEREAS, Landlord and Scientific Engineering Solutions, Inc., a Maryland corporation (“SES”) were parties to an Office Lease Agreement dated April 13, 1998, as amended by Amendment #1 to Office Lease Agreement dated May 30, 2000, by Amendment #2 to Office Lease Agreement dated June 11, 2003, and by Amendment #3 to Office Lease Agreement dated July 18, 2003; and

WHEREAS, SES assigned its interest in the Office Lease Agreement to Tenant by Amendment #4 to Lease Agreement and Assignment and Assumption of Lease dated August 20, 2004 (“Amendment #4”), by and among Landlord, Tenant and SES and at the same time Landlord and Tenant made certain amendments to the Office Lease Agreement (the Office Lease Agreement, as amended prior hereto is hereinafter referred to as the “Lease”); and

WHEREAS, by this Amendment, Landlord and Tenant desire to make certain other modifications to the terms and conditions of the Lease, all as more fully described herein below.

WITNESSETH, in consideration of the premises and the mutual covenants herein contained, the Lease is hereby assigned and amended as follows:

1. Capitalized terms used in this Amendment, but not defined in this Amendment, shall have the meanings given those terms in the Lease.

2. Pursuant to Amendment #4, it was anticipated that Tenant would occupy the Suite 200 Premises beginning on August 1, 2004, and that Tenant would begin paying rent to Landlord for the Suite 200 Premises on November 1, 2004. The parties have agreed, however, that delivery of the Suite 200 Premises occurred on September 1, 2004, and that Tenant shall be obligated to pay rent for the Suite 200 Premises commencing on December 1, 2004 (i.e., the Suite 200 Rent Commencement Date shall be December 1, 2004). Landlord shall have no liability to Tenant on account of the timing of the delivery of the Suite 200 Premises.

To reflect the adjustment described above, the chart, contained in paragraph 6 of Amendment #4 shall be deleted and replaced with the following.

SUITE 200 PREMISES

Term as to Suite 200 Premises	Annual Base Gross Rent as to Suite 200 Premises	Monthly Base Gross Rent as to Suite 200 Premises
September 1, 2004 - November 30, 2005	$162,850.93	$14,804.63
December 1, 2005 - November 30, 2006	$182,985.16	$15,248.76
December 1, 2006 - November 30, 2007	$188,474.71	$15,706.23
December 1, 2007 - November 30, 2008	$194,128.95	$16,177.41
December 1, 2008 - November 30, 2009	$199,952.81	$16,662.73
December 1, 2009 - December 31, 2009		$17,162.62

Notwithstanding anything to the contrary contained in the chart immediately above, Tenant shall not be required to pay Base Gross Rent with respect to the Suite 200 Premises only, until the Suite 200 Rent Commencement Date, which is agreed to be December 1, 2004.

3. The original Office Lease Agreement stated that Tenant thereunder had paid the first month’s rent and the last month’s rent. Various amendments to the Lease executed prior

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hereto, stated that Landlord held security deposits (after the payment of $4, 113.50 made pursuant to Amendment #4), ultimately aggregating $20, 000. In fact, however, Tenant never did pay the last month’s rent (as was erroneously stated in the original Office Lease Agreement) and, in fact, Tenant has not paid all of the security deposit (as erroneously stated in various amendments to the original Office Lease Agreement). The actual aggregate amount of security deposits paid by Tenant (including those paid by SES) and being held by Landlord is $9, 675.83. Accordingly, by this Amendment, the parties stipulate and agree that (i) Tenant has not paid all or any portion of the last month’s rent due under the Lease, and (ii) the aggregate amount of the security deposit now being held by Landlord is $9, 675.83. In addition, Landlord and Tenant agree that Landlord shall accept $9, 675.83 as the security deposit and shall not require, at this time, any additional payment thereof. The said amount shall continue to be held by Landlord as a security deposit, subject to and in accordance with the terms of the Lease relating to the security deposit.

4. By its execution of this Amendment, Tenant hereby certifies and represents to Landlord that Landlord is in compliance with all of the terms, covenants and conditions of the Lease and Tenant has no claim or cause of action against or with respect to Landlord or any of its agents, employees or contractors arising out of or in any way connected with the Lease or the use of the Premises.

5. Capitalized terms not defined in this Amendment shall have the meanings ascribed to those terms in the Lease.

6. Except as set forth herein, the Lease remains in full force and effect and unmodified. In the event of any inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail and be controlling.

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7. Time is of the essence of all provisions of this Amendment and remains of the essence of all provisions of the Lease.

8. The provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed under seal this Amendment on the day and year first written above.

WITNESS/ATTEST:	JFB JOINT VENTURE

	By:	Seneca I Limited Partnership,
general partner

		By:	Emory Holdings Limited
Partnership

[Illegible]		By:	/s/ R. Clayton Emory (SEAL)
R. Clayton Emory
General Partner

NCI INFORMATION SYSTEMS, INCORPORATED

/s/ Sandy Smith		By:	/s/ Charles K. Narang (SEAL)
Name: Charles K. Narang
Title: CEO

NCI INFORMATION SYSTEMS, INCORPORATED

/s/ Sandy Smith		By:	/s/ Charles K. Narang (SEAL)
Dir., Corporate Facilities			Name: Charles K. Narang
Title: CEO

SCIENTIFIC ENGINEERING SOLUTIONS, INC.

/s/ Cathleen H. K		By:	/s/ Terry N. Glasgow (SEAL)
Exec. Admin.			Name: Terry N. Glasgow
Title: President

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